UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
August 6, 2009
Date of Report (Date of earliest event reported)
ROCKFORD CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

ARIZONA	000-30138	86-0394353

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
600 South Rockford Drive
Tempe, Arizona
85281
(Address of Principal Executive Offices) (Zip Code)
(480) 967-3565
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1
EX-99.2

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
          On August 5, 2009, our board of directors approved the filing of a Form 25 and a Form 15 to voluntarily delist our common stock from the NASDAQ Capital Market, voluntarily deregister our common stock with the Securities and Exchange Commission, and suspend our reporting obligations under the Securities Exchange Act of 1934, as amended. We intend to file the Form 25 on approximately August 17, 2009 and the Form 15 on approximately August 27, 2009. We expect the deregistration to become effective within 90 days after the filing of our Form 15 with the Securities and Exchange Commission.
          On August 6, 2009, we issued a press release announcing our intention to voluntarily withdraw our common stock from registration under the Securities Exchange Act of 1934 and to delist our common stock from the NASDAQ Capital Market. A copy of the press release is filed herewith as Exhibit 99.1 and is hereby incorporated by reference into this Item 3.01.

Item 7.01.	Regulation FD Disclosure.
          On August 6, 2009, Rockford issued a news release regarding its financial results for the three and six months ended June 30, 2009. A copy of the news release is furnished herewith as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.
(d)	The following exhibit 99.1 is filed herewith and exhibit 99.2 is furnished herewith:
99.1 News release of Rockford dated August 6, 2009, “Rockford Corporation Announces Voluntary NASDAQ Delisting and SEC Deregistration.”
99.2 News release of Rockford dated August 6, 2009, “Rockford Corporation Announces Second Quarter and Year To Date 2009 Profit.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKFORD CORPORATION
Date: August 6, 2009	By:	/s/ William R. Jackson
William R. Jackson
President

EXHIBIT INDEX

99.1	News release of Rockford dated August 6, 2009, “Rockford Corporation Announces Voluntary NASDAQ Delisting and SEC Deregistration.”

99.2	News release of Rockford dated August 6, 2009, “Rockford Corporation Announces Second Quarter and Year To Date 2009 Profit.”